TerraForm Power, Inc. Reports Second Quarter 2015 Financial Results

•	Generated Cash Available for Distribution (“CAFD”) of $65 million in Q2

•	Declares increased Q2 dividend of $0.335 per share ($1.34 annualized)

•	Strong operational performance supported by diversity of 1.9 GW generation fleet

•	Executed 146 MW of contracted solar power plant drop downs from SunEdison in Q2

•	Reaffirms full year 2015 and 2016 dividend guidance of $1.35 and $1.75 per share
Bethesda, MD, August 6, 2015 (GLOBENEWSWIRE) - TerraForm Power, Inc. (Nasdaq: TERP), a global owner and operator of clean energy power plants, today reported second quarter 2015 financial results, including CAFD of $65 million for the quarter.
“We are pleased to announce strong Q2 results while reaffirming our full year CAFD and dividend guidance.” said Carlos Domenech, Chief Executive Officer.  "Our results were underpinned by the strong operational performance of our contracted generation fleet and execution of drop downs from SunEdison during the quarter.  TerraForm Power’s 1.9 GW portfolio benefits from significant scale and diversity of generation resources, geographies, and customer sites.  Our execution continues to deliver CAFD and dividend growth to our shareholders.”
Q2 Financial Results
TerraForm Power reported adjusted revenue of $132 million, Adjusted EBITDA of $108 million, and CAFD of $65 million in the second quarter. Revenue and Adjusted EBITDA reflect recognition of partial economic ownership during the period for the acquisitions of the Integrys, Duke, Invenergy Solar, and Moose Power portfolios, which were completed during Q2. Pro forma for a full quarter of economic ownership, revenue and Adjusted EBITDA would have been $139 million and $114 million, respectively.
Q2 Dividend Increase
TerraForm Power today announced that its Board of Directors has declared a second quarter dividend for TerraForm Power’s Class A common stock of $0.335 per share, or $1.34 per share on an annualized basis. This represents a 3% increase from the first quarter 2015 dividend of $0.325 per share, or $1.30 per share on an annualized basis. Additionally, this represents a 48% increase from TerraForm Power’s initial IPO dividend one year ago. The Q2 dividend is payable on September 15, 2015 to shareholders of record as of September 1, 2015.
Q2 Drop Downs from SunEdison
During the second quarter, TerraForm Power acquired 146 MW of contracted solar power plants from SunEdison, located in the United States and United Kingdom. All of these power plants were on TerraForm Power's call right list, which is comprised of SunEdison projects which TerraForm Power has the exclusive right to purchase upon reaching commercial operation.
The acquired drop down portfolio is fully contracted with a weighted average contract life of 18.5 years, and an average off-taker credit rating of A-. The drop down portfolio includes US distributed generation power plants representing 37 MW, US utility-scale plants representing 47 MW, and utility-scale plants in the UK comprising 62 MW. The plants are expected to contribute $12 million in CAFD in 2015, and generate an average annualized unlevered CAFD of $21 million over the next ten years, representing a levered cash-on-cash return of 9.5%.
Liquidity for Growth
As of August 5, 2015, TerraForm Power had total liquidity of $1.3 billion, including unrestricted cash on hand of $665 million and a fully undrawn 5-year revolving credit facility. TerraForm Power received a commitment to increase the size of its revolving credit facility by $75 million, from $650 million to $725 million. Additionally, the Company amended the maximum permitted size of its revolving credit facility to $1.0 billion, commensurate with the growth in the Company’s asset base and cash flows.
“With the support of our bank group, we continue to execute on our strategy of capitalizing TerraForm Power with ample liquidity for growth and conservative leverage” said Alex Hernandez, TerraForm Power’s Chief Financial Officer. “Given our strong liquidity position, we believe TerraForm Power has sufficient capital on hand to deliver our 2015 and 2016 DPS guidance on the basis of our expected CAFD run rate.”
Reaffirming 2015 and 2016 Full Year Guidance
TerraForm Power reaffirms its 2015 CAFD guidance of $225 million and DPS guidance of $1.35. The Company also reaffirms its 2016 dividend guidance of $1.75 per share.
Conference Call Details
TerraForm Power and SunEdison’s management will host a joint conference call for investors on Thursday, August 6. Details are as follows:

Date:	August 6, 2015

Time:	8:00 am ET

Dial-in information:	Toll-Free Dial-In: +1 (800) 288-8960
International Dial-In: +1 (612) 332-0335

Webcast link:	http://ir.terraform.com
The presentation materials for the call and an archived recording of the call will be available following the call on the events page of the investor section of TerraForm Power's website at http://ir.terraform.com.
About TerraForm Power
TerraForm Power is a renewable energy leader that is changing how energy is generated, distributed and owned. TerraForm Power creates value for its investors by owning and operating clean energy power plants. For more information about TerraForm Power, please visit: http://www.terraform.com.
About SunEdison
SunEdison is the world’s largest renewable energy development company and is transforming the way energy is generated, distributed, and owned around the globe. The company develops, finances, installs, owns and operates renewable power plants, delivering predictably priced electricity to its residential, commercial, government and utility customers.  SunEdison is one of the world’s largest renewable energy asset managers and provides customers with asset management, operations and maintenance, monitoring and reporting services. Corporate headquarters are in the United States with additional offices and technology manufacturing around the world. SunEdison's common stock is listed on the New York Stock Exchange under the symbol "SUNE."  To learn more visit www.sunedison.com.
Safe Harbor Disclosure
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including with respect to expected Adjusted EBITDA, expected cash available for distribution, future earnings, future growth and financial performance, and typically can be identified by the use of words such as "expect," "estimate," "anticipate," "forecast," "intend," "project," "target," "plan," "believe" and similar terms and expressions. Forward-looking statements are based on current expectations and assumptions. Although TerraForm Power believes that its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others: TerraForm Power’s ability to integrate the projects it acquires from third parties or otherwise and realize the anticipated benefits from such acquisitions; the failure of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under construction; TerraForm Power's ability to successfully identify, evaluate and consummate acquisitions from SunEdison or third parties or changes in expected timing of any acquisitions; government regulation; operating and financial restrictions under agreements governing indebtedness; TerraForm Power's ability to borrow additional funds and access capital markets; TerraForm Power's ability to compete against traditional and renewable energy companies; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages. Furthermore, any dividends are subject to available capital, market conditions and compliance with associated laws and regulations.
TerraForm Power undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Adjusted EBITDA and CAFD are estimates as of today's date, August 6, 2015, and are based on assumptions believed to be reasonable as of this date. TerraForm Power expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause TerraForm Power's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect TerraForm Power's future results included in TerraForm Power's filings with the Securities and Exchange Commission (“SEC”) at www.sec.gov. In addition, TerraForm Power makes available free of charge at www.terraform.com copies of materials it files with, or furnishes to, the SEC.

Cash Available for Distribution (CAFD)

CAFD is a supplemental non-GAAP measure of TerraForm Power's ability to earn and distribute cash to investors. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider indicative of future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.
Contacts:
Media:
Anne Granfield
Finsbury for TerraForm Power
anne.granfield@finsbury.com
+1 (646) 805-2033

Investors/Analysts:
Brett Prior
bprior@terraform.com
+1 (650) 889-8628

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Operating revenues, net	$130,046	$22,378	$200,561	$30,770
Operating costs and expenses:
Cost of operations	18,409	1,408	35,229	1,890
Cost of operations - affiliate	4,174	825	7,817	1,217
General and administrative	4,521	358	13,569	456
General and administrative - affiliate	17,857	2,142	24,775	3,732
Acquisition and related costs	6,664	1,235	20,386	1,235
Acquisition and related costs - affiliate	604	—	1,040	—
Formation and offering related fees and expenses	—	2,863	—	2,863
Depreciation, accretion and amortization	38,136	4,953	70,027	8,387
Total operating costs and expenses	90,365	13,784	172,843	19,780
Operating income	39,681	8,594	27,718	10,990
Other expenses:
Interest expense, net	35,961	24,621	72,816	32,148
(Gain) loss on extinguishment of debt, net	(11,386)	1,945	8,652	1,945
(Gain) loss on foreign currency exchange, net	(14,439)	79	(70)	674
Other, net	(803)	—	(323)	—
Total other expenses, net	9,333	26,645	81,075	34,767
Income (loss) before income tax expense (benefit)	30,348	(18,051)	(53,357)	(23,777)
Income tax expense (benefit)	1,214	(5,318)	1,169	(6,875)
Net income (loss)	29,134	(12,733)	(54,526)	(16,902)
Less: Predecessor loss prior to initial public offering on July 23, 2014	—	(13,204)	—	(17,012)
Less: Net income attributable to redeemable non-controlling interests	1,796	—	1,627	—
Less: Net income (loss) attributable to non-controlling interests	9,903	471	(45,472)	110
Net income (loss) attributable to Class A common stockholders	$17,435	$—	$(10,681)	$—

Weighted average number of shares:
Class A common stock - Basic and diluted	57,961		53,874
Earnings (loss) per share:
Class A common stock - Basic and diluted	$0.10		$(0.41)

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

ASSETS	June 30, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$390,632	$468,554
Restricted cash, including consolidated variable interest entities of $25,943 and $39,898 in 2015 and 2014, respectively	74,416	70,545
Accounts receivable, including consolidated variable interest entities of $36,228 and $16,921 in 2015 and 2014, respectively	96,938	32,036
Prepaid expenses and other current assets	31,061	22,637
Total current assets	593,047	593,772

Property and equipment, net, including consolidated variable interest entities of $1,660,249 and $1,466,223 in 2015 and 2014, respectively	3,928,714	2,637,139
Intangible assets, net, including consolidated variable interest entities of $233,326 and $259,004 in 2015 and 2014, respectively	515,688	361,673
Deferred financing costs, net	52,985	42,741
Deferred income taxes	7	4,606
Other assets	82,728	29,419
Total assets	$5,173,169	$3,669,350

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(CONTINUED)
(In thousands, except per share data)

LIABILITIES AND STOCKHOLDERS' EQUITY	June 30, 2015	December 31, 2014
Current liabilities:
Current portion of long-term debt and financing lease obligations, including consolidated variable interest entities of $89,331 and $20,907 in 2015 and 2014, respectively	$322,115	$97,412
Accounts payable, accrued expenses and other current liabilities, including consolidated variable interest entities of $17,956 and $27,284 in 2015 and 2014, respectively	99,832	83,437
Deferred revenue, including consolidated variable interest entities of $17,441 and $12,941 in 2015 and 2014, respectively	13,014	24,264
Due to SunEdison and affiliates, net	28,062	186,435
Total current liabilities	463,023	391,548
Other liabilities:
Long-term debt and financing lease obligations, less current portion, including consolidated variable interest entities of $615,658 and $620,853 in 2015 and 2014, respectively	1,944,795	1,599,277
Deferred revenue, including consolidated variable interest entities of $63,231 and $51,943 in 2015 and 2014, respectively	76,814	52,214
Deferred income taxes	7,108	7,877
Asset retirement obligations, including consolidated variable interest entities of $46,621 and $32,181 in 2015 and 2014, respectively	145,877	78,175
Other long-term liabilities	5,098	—
Total liabilities	2,642,715	2,129,091

Redeemable non-controlling interests	38,228	24,338
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding in 2015 and 2014	—	—
Class A common stock, $0.01 par value per share, 850,000 shares authorized, 79,904 and 42,218 issued and outstanding in 2015 and 2014, respectively.	773	387
Class B common stock, $0.01 par value per share, 140,000 shares authorized, 60,364 and 64,526 issued and outstanding in 2015 and 2014, respectively.	604	645
Class B1 common stock, $0.01 par value per share, 260,000 shares authorized, zero and 5,840 issued and outstanding in 2015 and 2014, respectively.	—	58
Additional paid-in capital	1,274,450	497,556
Accumulated deficit	(36,298)	(25,617)
Accumulated other comprehensive loss	(786)	(1,637)
Total TerraForm Power, Inc. stockholders' equity	1,238,743	471,392
Non-controlling interests	1,253,483	1,044,529
Total non-controlling interests and stockholders' equity	2,492,226	1,515,921
Total liabilities, non-controlling interests and stockholders' equity	$5,173,169	$3,669,350

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(54,526)	$(16,902)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash incentive revenue	(1,534)	(706)
Non-cash interest expense	931	299
Stock compensation expense	7,474	—
Depreciation, accretion and amortization	70,027	8,387
Amortization of intangible assets	5,023	771
Amortization of deferred financing costs and debt discounts	11,506	13,857
Recognition of deferred revenue	(972)	(125)
Loss on extinguishment of debt, net	8,652	1,945
Unrealized loss on derivatives	1,814	—
Unrealized loss (gain) on foreign currency exchange	355	(1,646)
Deferred taxes	1,112	(6,680)
Changes in assets and liabilities:
Accounts receivable	(54,889)	(14,174)
Prepaid expenses and other current assets	8,911	(9,526)
Accounts payable, accrued interest, and other current liabilities	11,273	14,335
Deferred revenue	14,323	22,349
Due to SunEdison and affiliates, net	(196)	76
Restricted cash from operating activities	520	—
Other, net	5,496	(24)
Net cash provided by operating activities	35,300	12,236
Cash flows from investing activities:
Cash paid to third parties for renewable energy facility construction	(351,252)	(524,105)
Other investments	(10,000)	—
Acquisitions of renewable energy facilities from third parties, net of cash acquired	(1,004,773)	(191,130)
Due to SunEdison and affiliates, net	(14,872)	3,313
Change in restricted cash	4,343	9,015
Net cash used in investing activities	$(1,376,554)	$(702,907)

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(CONTINUED)
(In thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from financing activities:
Proceeds from issuance of Class A common stock	$921,610	$—
Change in restricted cash for principal debt service	—	335
Proceeds from Senior Notes due 2023	945,962	—
Repayment of term loan	(573,500)	—
Proceeds from Revolver	235,000	—
Repayment of Revolver	(235,000)	—
Borrowings of project-level long-term debt	276,529	551,610
Principal payments on project-level long-term debt	(133,955)	(42,923)
Due to SunEdison and affiliates, net	(138,113)	—
Contributions from non-controlling interests	44,792	1,930
Distributions to non-controlling interests	(16,885)	—
Repurchase of non-controlling interest	(54,694)	—
Distributions to SunEdison and affiliates	(31,555)	—
Net SunEdison investment	99,251	217,680
Payment of dividends	(33,910)	—
Debt prepayment premium	(6,412)	—
Payment of deferred financing costs	(35,392)	(23,089)
Net cash provided by financing activities	1,263,728	705,543
Net (decrease) increase in cash and cash equivalents	(77,526)	14,872
Effect of exchange rate changes on cash and cash equivalents	(396)	100
Cash and cash equivalents at beginning of period	468,554	1,044
Cash and cash equivalents at end of period	$390,632	$16,016

Appendix Table A-1: Reg. G: TerraForm Power, Inc. Reconciliation of Net Income to Adjusted EBITDA

Adjusted EBITDA

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget.

We define Adjusted EBITDA as net income plus interest expense, net; income taxes; depreciation, accretion and amortization; stock-based compensation; and certain other non-cash charges, unusual or non-recurring items and other items that we believe are not representative of our core business or future operating performance. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2015	2014	2015	2014
Net income (loss)	$29,134	$(12,733)	$(54,526)	$(16,902)
Interest expense, net (a)	35,961	24,621	72,816	32,148
Income tax expense (benefit)	1,214	(5,318)	1,169	(6,875)
Depreciation, accretion and amortization (b)	43,495	5,724	75,050	9,158
General and administrative - affiliate (c)	16,557	2,142	23,251	3,732
Stock-based compensation	2,330	—	7,474	—
Acquisition and related costs, including affiliate (d)	7,268	1,235	21,426	1,235
Formation and offering related fees and expenses (e)	—	2,863	—	2,863
Unrealized (gain) loss on derivatives (f)	(2,488)	—	1,814	—
(Gain) loss on extinguishment of debt, net (g)	(11,386)	1,945	8,652	1,945
Non-recurring facility-level non-controlling interest member transaction fees (h)	—	—	2,753	—
(Gain) loss on foreign currency exchange, net (i)	(14,439)	79	(70)	674
Adjusted EBITDA	$107,646	$20,558	$159,809	$27,978
—————

(a)
In connection with the amended Interest Payment Agreement between SunEdison and the Company, SunEdison will pay a portion of each scheduled interest payment on the Senior Notes due 2023, beginning with the first scheduled interest payment on August 1, 2015 and continuing through the scheduled interest payment on August 1, 2017, up to a maximum aggregate amount of $48.0 million, taking into account amounts paid under the original Interest Payment Agreement since the completion of our IPO. The Company did not receive an equity contribution during the three months ended June 30, 2015. During the six months ended June 30, 2015, the Company received an equity contribution of $4.0 million from SunEdison pursuant to the original Interest Payment Agreement.

(b)
Includes $5.4 million and $5.0 million of net amortization of intangible assets related to above market rate and below market rate energy revenue contracts included within operating revenues for the three and six months ended June 30, 2015, respectively, and $0.8 million for both of the prior year comparative periods.

(c)
Represents the non-cash allocation of SunEdison's corporate overhead. In conjunction with the closing of the IPO on July 23, 2014, we entered into the Management Services Agreement ("MSA") with SunEdison, pursuant to which SunEdison provides or arranges for other service providers to provide management and administrative services to us. Cash consideration paid to SunEdison for these services for the three and six months ended June 30, 2015 totaled $1.3 million and $2.0 million, respectively. The cash fees payable to SunEdison will be capped at $4.0 million in 2015, $7.0 million in 2016, and $9.0 million in 2017. The amount of general and administrative expenses in excess of the fees paid to SunEdison in each year will be treated as an addback in the reconciliation of net income (loss) to Adjusted EBITDA.

(d)
Represents transaction related costs, including affiliate acquisition costs, associated with the acquisitions completed during the three and six months ended June 30, 2015 and 2014. There were no affiliate acquisition costs during the three and six months ended June 30, 2014.

(e)	Represents non-recurring professional fees for legal, tax and accounting services incurred in connection with the IPO.

(f)	Represents the change in the fair value of commodity contracts not designated as hedges.

(g)
We recognized a net gain on extinguishment of debt of $11.4 million for the three months ended June 30, 2015 due to the termination of financing lease obligations upon SunEdison acquiring the lessor interest in the Duke Energy operating facility and concurrently transferring the portfolio to the Company. We recognized a net loss on extinguishment of debt of $8.7 million for the six months ended June 30, 2015 due primarily to the termination of the Term Loan and its related interest rate swap, the exchange of the previous revolver to the Revolver and prepayment of premium paid in conjunction with the payoff of First Wind indebtedness at the acquisition date, partially offset by the gain due to the termination of financing lease obligations upon SunEdison acquiring the lessor interest in the Duke Energy operating facility and concurrently transferring the portfolio to the Company. Net loss on extinguishment of debt was $1.9 million for both the three and six months ended June 30, 2014, due primarily to the termination of capital lease obligations upon acquiring the lessor interest in the Alamosa project solar generation facility.

(h)	Represents non-recurring plant-level professional fees attributable to tax equity transactions entered into during the three and six months ended June 30, 2015.

(i)
We incurred a net gain on foreign currency exchange of $14.4 million and $0.1 million for the three and six months ended June 30, 2015, respectively, due primarily to an unrealized gain on the remeasurement of intercompany loans which are denominated in British pounds. Net loss on foreign currency exchange was $0.1 million and $0.7 million for the three and six months ended June 30, 2014, respectively, due primarily to unfavorable changes in foreign currency exchange rates.

Appendix Table A-2: Reg. G: TerraForm Power, Inc. Reconciliation of Cash flows from operating activities to CAFD

Cash Available for Distribution

We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, cash available for distribution is used by our management team for internal planning purposes.

The following table presents a reconciliation of cash flows from operating activities to CAFD for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2015	2014	2015	2014
Adjustments to reconcile net cash provided by operating activities to cash available for distribution:
Net cash provided by operating activities	$45,909	$32,847	$35,300	$12,236
Changes in assets and liabilities	4,018	(35,981)	14,562	(13,036)
Deposits into/withdrawals from restricted cash accounts	7,618	4,157	10,303	4,725
Cash distributions to non-controlling interests	(2,970)	—	(12,319)	—
Scheduled project-level and other debt service and repayments	(10,653)	(3,864)	(11,899)	(4,402)
Contributions received pursuant to agreements with SunEdison	3,313	5,638	9,466	5,638
Non-expansionary capital expenditures	(5,296)	—	(5,296)	—
Other:
Acquisition and related costs, including affiliates	7,268	1,235	21,426	1,235
Formation and offering related fees and expenses, including affiliates	—	2,863	—	2,863
Change in accrued interest (a)	(7,818)	—	900	7,082
General and administrative - affiliate (b)	16,557	2,142	23,251	3,732
Non-recurring facility-level non-controlling interest member transaction fees	—	—	2,753	—
Economic ownership adjustment (c)	6,379	—	13,590	—
Other	608	(1,174)	2,096	(1,558)
Estimated cash available for distribution	$64,933	$7,863	$104,133	$18,515
—————

(a)	Includes $12 million of corporate interest expense for the three months ended June 30, 2015 and paid on August 3, 2015 to align with project economics.

(b)
Represents the non-cash allocation of SunEdison's corporate overhead. In conjunction with the closing of the IPO on July 23, 2014, we entered into the MSA with SunEdison, pursuant to which SunEdison provides or arranges for other service providers to provide management and administrative services to us. Cash consideration paid to SunEdison for these services for the three and six months ended June 30, 2015 totaled $1.3 million and $2.0 million, respectively. The cash fees payable to SunEdison will be capped at $4.0 million in 2015, $7.0 million in 2016, and $9.0 million in 2017. The amount of general and administrative expenses in excess of the fees paid to SunEdison in each year will be treated as an addback in the reconciliation of net cash used in operating activities to estimated cash available for distribution.

(c)	Represents economic ownership of certain acquired operating assets which accrued to TerraForm Power prior to the acquisition close date.

We define “cash available for distribution” or “CAFD” as net cash provided by operating activities of Terra LLC as adjusted for certain other cash flow items that we associate with our operations. It is a non-GAAP measure of our ability to generate cash to service our dividends. As used in this news release, cash available for distribution represents net cash provided by (used in) operating activities of Terra LLC (i) plus or minus changes in assets and liabilities as reflected on our statements of cash flows, (ii) minus deposits into (or plus withdrawals from) restricted cash accounts required by project financing arrangements to the extent they decrease (or increase) cash provided by operating activities, (iii) minus cash distributions paid to non-controlling interests in our projects, if any, (iv) minus scheduled project-level and other debt service payments and repayments in accordance with the related borrowing arrangements, to the extent they are paid from operating cash flows during a period, (v) minus non-expansionary capital expenditures, if any, to the extent they are paid from operating cash flows during a period, (vi) plus cash contributions from SunEdison pursuant to the Interest Payment Agreement, (vii) plus operating costs and expenses paid by SunEdison pursuant to the Management Services Agreement to the extent such costs or expenses exceed the fee payable by us pursuant to such agreement but otherwise reduce our net cash provided by operating activities and (viii) plus or minus operating items as necessary to present the cash flows we deem representative of our core business operations, with the approval of the audit committee. Our intention is to cause Terra LLC to distribute a portion of the cash available for distribution generated by our project portfolio to its members each quarter, after appropriate reserves for our working capital needs and the prudent conduct of our business.

Appendix Table A-3: Reg. G: TerraForm Power, Inc. Reconciliation of Revenue to Adjusted Revenue

Adjusted Revenue

We believe Adjusted Revenue is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidating operating budget.

The following table presents a reconciliation of Revenue to Adjusted Revenue:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2015	2014	2015	2014
Adjustments to reconcile Operating revenues, net to adjusted revenue
Operating revenues, net	$130,046	$22,378	$200,561	$30,770
Unrealized (gain) loss on derivatives (a)	(2,488)	—	1,814	—
Amortization of intangible assets (b)	5,359	771	5,023	771
Other non-cash	(1,065)	—	(644)	—
Adjusted revenue	$131,852	$23,149	$206,754	$31,541
———

(a)	Represents the change in the fair value of commodity contracts not designated as hedges.

(b)	Represents net amortization of intangible assets related to above market rate and below market rate energy revenue contracts included within operating revenues.